Exhibit 21.1

Guess?, Inc.
List of Subsidiaries

(as of 1/29/11)

Investment In	Location	Owned By	Percentage of Ownership
Aix Verdi Sarl	France	ONE Sarl	100%
Avignon Le Pontet Sarl	France	ONE Sarl	100%
Beziers Polygone Sarl	France	ONE Sarl	100%
Focus Europe S.r.l.	Italy	Guess? Europe, B.V.	75	%(1)
Grupo Guess, S. de R.L. de C.V.	Mexico	Guess? Europe, B.V.	51	%(2)
GSB 3 Sarl	France	ONE Sarl	100%
GSB 4 Sarl	France	ONE Sarl	100%
Guess Apparel Spain, S.L.	Spain	Guess? Europe, B.V.	100%
Guess? Asia Limited	Hong Kong	Guess? Europe, B.V.	100%
Guess? Asia Limited (Hong Kong) (Taiwan Branch)	Taiwan	Guess? Asia Limited	100%
Guess Austria GmbH	Austria	Guess? Europe, B.V.	100%
Guess Belgium S.P.R.L.	Belgium	Guess Europe Sagl	99	%(3)
Guess? Bermuda Holdings, LLC	United States	Guess?, Inc.	100%
Guess? Bermuda Holdings, L.P.	Bermuda	Guess?, Inc.	99	%(4)
Guess? Canada Corporation	Canada	Guess? Euro-Canada, B.V.	100%
Guess Canary Islands, S.L.	Spain	Guess Apparel Spain, S.L.	51	%(5)
Guess.com, Inc.	United States	Guess?, Inc.	100%
Guess? Deutschland GmbH	Germany	Guess? Europe, B.V.	100%
Guess? Euro-Canada, B.V.	Netherlands	Guess? Europe, B.V.	100%
Guess? Europe, B.V.	Netherlands	Guess? Bermuda Holdings, L.P.	100	%(6)
Guess Europe Sagl	Switzerland	Guess? Europe, B.V.	100%
Guess France S.A.S.	France	Guess? Europe, B.V.	100%
Guess? Holdings Korea Limited Liability Company	Korea	Guess? Europe, B.V.	100%
Guess? IP GP LLC	United States	Guess? Licensing, Inc.	100%
Guess? IP Holder L.P.	United States	Guess? IP LP LLC	82.7	%(7)
Guess? IP LP LLC	United States	Guess?, Inc.	100%
Guess Italia S.r.l.	Italy	Guess? Europe, B.V.	100%
Guess Jewelry Sagl	Switzerland	Guess? Europe, B.V.	100%
Guess? Licensing, Inc.	United States	Guess?, Inc.	100%
Guess Macau, Ltd.	Macau	Guess? Asia Ltd.	96	%(8)
Guess? Retail, Inc.	United States	Guess?, Inc.	100%
Guess Service S.r.l.	Italy	Guess? Europe, B.V.	100%
Guess? (Shanghai) Limited	China	Guess? Asia Limited	100%
Guess Sud S.A.S.	France	Guess France S.A.S.	60	%(9)
Guess U.K. Limited	United Kingdom	Guess? Europe, B.V.	100%
Guess? Value LLC	United States	Guess? Retail, Inc.	100%
Lyon Herriot Sarl	France	ONE Sarl	100%
Lyon Part Dieu Sarl	France	ONE Sarl	100%
Marlit Sarl	France	ONE Sarl	100%
Montpellier Odysseum Sarl	France	ONE Sarl	100%
Nimes Cap Costieres Sarl	France	ONE Sarl	100%
ONE Sarl	France	Guess Sud S.A.S.	100%
Toulouse Blagnac Sarl	France	ONE Sarl	100%
Toulouse Nailloux Sarl	France	ONE Sarl	100%
Toulouse Roques Sarl	France	ONE Sarl	100%
Ydile Sarl	France	ONE Sarl	100%

(1)         The remaining 25% is owned by Focus Pull SpA, an Italian company

(2)         The remaining 49% is owned by Grupo Axo, S.A.I.P. de C.V., a Mexican company

(3)         The remaining 1% is owned by Guess France S.A.S.

(4)         The remaining 1% is owned by Guess? Bermuda Holdings, LLC

(5)         The remaining 49% is owned by Depositos Almacenes Numero Uno, S.A.

(6)         On January 30, 2011, Guess? Apparel Retail, B.V. merged with and into its parent company, Guess? Europe, B.V., with Guess? Europe, B.V. being the surviving entity

(7)         The remaining 17.3% is owned by Guess? IP GP LLC

(8)         The remaining 4% is owned by Guess? Holdings Korea Limited Liability Company

(9)         The remaining 40% is owned by Sebastien Chiche (36%) and Anne-Flor Chiche (4%), individuals